Exhibit 99.1

April 10, 2008

VIA FACSIMILE

(303) 433-2540

Wells Fargo Bank, National Association

Wells Fargo Business Credit

Attn: Monica Sorrels

1740 Broadway, 6th Floor

Denver, CO 80274

Re:

Agreement dated October 1, 2007 by and among Wells Fargo Bank, National Association acting through Wells Fargo Business Credit operating Division (“WFBC”), Gateway, Inc., Gateway Companies, Inc., and MPC-Pro, LLC, a wholly owned subsidiary of MPC Corporation (the “Agreement”)

Dear Ms. Sorrels:

This letter is to confirm that the requirement under paragraph 1(b) of the Agreement to maintain a controlled collateral account in the amount of $1,500,000 is eliminated.

Additionally, MPC and Gateway have been handling issues with regard to receipt of mis-directed funds between themselves, and do not require WFBC to hold Gateway funds in trust. Accordingly, Section 3 of the Agreement is terminated.

Very truly yours,

Gateway Companies, Inc.
By:	/s/ Curtis Akey

Gateway, Inc.
By:	/s/ Neil West

MPC-Pro, LLC
By:	/s/ Curtis Akey